UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: May 6, 2010
(Date of earliest event reported)
TLC Vision Corporation
(Exact name of registrant as specified in its charter)

New Brunswick,
Canada	000-29302	980151150
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

5280 Solar Drive, Suite 100
Mississauga, Ontario	L4W 5M8
(Address of principal executive offices)	(Zip Code)
636-534-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.
     On May 6, 2010, the United States Bankruptcy Court for the District of Delaware (the “Court”) confirmed the joint Chapter 11 plan of reorganization (the “Plan”) for TLC Vision Corporation (the “Company”) and its affiliates, TLCVision (USA) Corporation (“TLC USA”) and TLC Management Services, Inc. (“TLC MSI”). The Plan was sponsored by affiliates of Charlesbank Capital Partners, LLC (“Charlesbank”) and H.I.G. Capital, LLC (“H.I.G.”) and publicly supported by the committee of creditors appointed by the Court.
     The Plan provides for the payment in full in cash of all outstanding amounts owing to the Company’s senior secured lenders. The Plan also provides up to US$9.0 million in cash and a promissory note of up to US$3.0 million to satisfy unsecured creditors of the Company, TLC USA and TLC MSI. Pursuant to the Plan, affiliates of Charlesbank and H.I.G. will acquire substantially all the assets of the Company, including 100% of the equity of TLC USA and the Company’s six refractive centers in Canada.
     The Plan will become effective upon satisfaction of all outstanding closing conditions, including recognition of the Court’s confirmation order by the Ontario Superior Court of Justice (the “Canadian Court”) under the Canadian Companies’ Creditors Arrangement Act (the “CCAA”). The Company intends o seek the Canadian Court’s recognition of the Court’s confirmation order on or about May 11, 2010. The Company expects that the Plan will be effective soon and will publicly announce when it has filed notice of the effective date with the Court. After such date, it is expected that any remaining assets of the Company will be liquidated under the CCAA in a Canadian proceeding and that net proceeds of such liquidation, if any, will be distributed to the Company’s creditors.
     The Company previously disclosed information regarding its bankruptcy proceedings, the Plan and a plan sponsor agreement among the Company, TLC USA, TLC MSI and certain affiliates of Charlesbank in its Form 8-Ks filed with the United States Securities and Exchange Commission (the “SEC”) on December 24, 2009, February 10, 2010, and February 19, 2010. Information regarding the bankruptcy proceedings can also be found under “Item 1. Business – Bankruptcy Proceedings” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 31, 2010.
     The Plan as confirmed by the Court is attached hereto as Exhibit 99.1.
     As of May 6, 2010, no unusual instances or circumstances would affect the comparability of the Company’s assets and liabilities from the information reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 31, 2010, other than normal and expected variability in balance sheet items in conjunction with the cyclicality of the Company’s core business.
     As of the date hereof, there were 50,565,219 common shares of the Company outstanding. There are no shares reserved for future issuance in respect of claims and interests filed and allowed under the Plan.
Item 8.01. Other Events.
     On May 6, 2010, TLC Vision Corporation issued a press release regarding the Court’s confirmation of the Plan, which is attached hereto as Exhibit 99.2 and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements:
     None
(b) Pro forma financial information:
     None
(c) Shell company transactions:
     None
(d) Exhibits
99.1	Order Confirming the Fifth Amended Joint Chapter 11 Plan of Reorganization

99.2	Press Release of TLC Vision Corporation dated May 6, 2010 (“TLC Vision’s Plan of Reorganization Successfully Confirmed by the Bankruptcy Court”)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2010	TLC VISION CORPORATION
	By:	/s/ James J. Hyland
James J. Hyland
VP Investor Relations

Exhibit Index

Exhibit No.	Description
99.1	Order Confirming the Fifth Amended Joint Chapter 11 Plan of Reorganization

99.2	Press Release of TLC Vision Corporation dated May 6, 2010 (“TLC Vision’s Plan of Reorganization Successfully Confirmed by the Bankruptcy Court”)